EXHIBIT 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

BETWEEN DAVID NORRIS AND TREE.COM, INC.

December 3, 2009

This Amendment (“Amendment”) to that certain Employment Agreement, dated as of June 30, 2008 ( “Agreement”)  between David Norris (“Executive”) and Tree.com, Inc. (“Company”), is effective as of December 3, 2009.  All capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

RECITALS

WHEREAS, Executive and Company are parties to the Agreement; and

WHEREAS, the parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Company hereby agree as follows:

1.               Term.  Notwithstanding Section 2 of the Agreement, the Term is hereby extended through June 30, 2011.

2.               Change in Control.  Section 2A(g) of the Agreement shall be waived in case of a change in control of Company that results in the dismissal of Executive without cause.  For purposes of this Amendment, a “Change in Control” means

(i)            the acquisition, by any means, by any individual entity or group, within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (a “Person”), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of Tree.com representing more than 50% of the voting power of the then outstanding equity securities of Tree.com entitled to vote generally in the election of directors or managing members (as applicable) of the entity (“Outstanding Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (1) any acquisition by any employee benefit plan (or trust related to such employee benefit plan) sponsored or maintained by Tree.com or any corporation controlled by Tree.com or (2) any acquisition by any Person pursuant to a transaction which complies with clauses (A) and (B) of subsection (ii) of this definition; or

(ii)           the consummation of a reorganization, merger or consolidation or sale or other disposition, directly or indirectly or all or substantially all of the assets of Tree.com or the purchase of assets or stock or another entity (a “Business Combination”) in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, managing members or other required persons (as applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns Tree.com or all or substantially all of the assets of Tree.com either directly or through one or more subsidiaries) in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding voting securities, and (B) no Person, any employee benefit plan (or related trust) of Tree.com or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then Outstanding Voting Securities of such entity except to the extent that such ownership of Tree.com existed prior to the Business Combination; or

(iii)          the approval by the members, stockholders or other required persons (as applicable) of Tree.com or a complete liquidation or dissolution of Tree.com.

Also, if the Executive resigns within ninety (90) days following the consummation of any Hostile Change of Control of the Company, then the Company shall pay the Executive the following:

i)                                         Within thirty (30) days following such resignation, an amount equal to all Other Accrued Obligations (as defined in the Agreement); and

ii)                                      An amount equal to one (1) year’s Base Salary, payable in equal installments on the Company’s regularly scheduled paydays over the one (1) year period following the date of such resignation (the “Severance Period”).

iii)                                   For the purposes of this Amendment, a “Hostile Change of Control” means a transaction or series of transactions that results in any Person acquiring beneficial ownership of more than fifty percent (50%) of the combined voting power of the Company’s then Outstanding Voting Securities without the approval of the Company’s Board of Directors.

3.               In the event that Company purchases a mortgage company and places someone other than Executive in charge of the combined mortgage company, then such event shall be deemed a termination of Executive without cause and Executive shall be entitled to receive the severance benefits provided under Section 1A(d) of the Agreement.

4.               Except as otherwise specifically provided herein, in the event any term or condition of this Amendment shall conflict with or be inconsistent with any term of the Agreement, this Amendment shall govern to the extent of such conflict.  All other terms and conditions of the Agreement shall remain in full force and effect.  Capitalized terms herein, not otherwise defined, shall have the meaning as in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TREE.COM, INC.		DAVID NORRIS

By:	/s/ Claudette Hampton	/s/ David Norris